Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated February 10, 2009)
July 15, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: July 24, 2009

•	Initial valuation date: July 21, 2009

•	Final valuation date: January 21, 2010

•	Maturity date: January 26, 2010

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A (the “Program”) by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. These ratings are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Barrick Gold Corporation	TBD	FWP-8	ABX	TBD	13.50%	75.00%	TBD	TBD	TBD	TBD	E-3439	06739JMR1/ US06739JMR13
Aetna Inc.	TBD	FWP-10	AET	TBD	15.50%	70.00%	TBD	TBD	TBD	TBD	E-3440	06739JMS9/ US06739JMS95
Chesapeake Energy Corporation	TBD	FWP-12	CHK	TBD	15.00%	65.00%	TBD	TBD	TBD	TBD	E-3441	06739JMT7/ US06739JMT78
CSX Corporation	TBD	FWP-14	CSX	TBD	13.75%	70.00%	TBD	TBD	TBD	TBD	E-3442	06739JMU4/ US06739JMU42
Deere & Company	TBD	FWP-16	DE	TBD	12.75%	70.00%	TBD	TBD	TBD	TBD	E-3443	06739JMV2/ US06739JMV25
Diamond Offshore Drilling, Inc.	TBD	FWP-18	DO	TBD	13.25%	75.00%	TBD	TBD	TBD	TBD	E-3444	06739JMW0/ US06739JMW08
First Solar, Inc.	TBD	FWP-20	FSLR	TBD	15.75%	65.00%	TBD	TBD	TBD	TBD	E-3445	06739JMX8/ US06739JMX80
General Electric Company	TBD	FWP-22	GE	TBD	16.25%	70.00%	TBD	TBD	TBD	TBD	E-3446	06739JMY6/ US06739JMY63
Goldcorp Inc.	TBD	FWP-24	GG	TBD	12.50%	70.00%	TBD	TBD	TBD	TBD	E-3447	06739JMZ3/ US06739JMZ39
The Goldman Sachs Group, Inc.	TBD	FWP-26	GS	TBD	10.75%	70.00%	TBD	TBD	TBD	TBD	E-3448	06739JNA7/ US06739JNA78
JPMorgan Chase & Co.	TBD	FWP-28	JPM	TBD	14.00%	70.00%	TBD	TBD	TBD	TBD	E-3449	06739JNB5/ US06739JNB51
Schlumberger Limited	TBD	FWP-30	SLB	TBD	12.25%	70.00%	TBD	TBD	TBD	TBD	E-3450	06739JNC3/ US06739JNC35
Southwestern Energy Company	TBD	FWP-32	SWN	TBD	14.00%	70.00%	TBD	TBD	TBD	TBD	E-3451	06739JND1/ US06739JND18
Valero Energy Corporation	TBD	FWP-34	VLO	TBD	13.25%	70.00%	TBD	TBD	TBD	TBD	E-3452	06739JNE9/ US06739JNE90
United States Steel Corporation	TBD	FWP-36	X	TBD	20.00%	65.00%	TBD	TBD	TBD	TBD	E-3453	06739JNF6/ US06739JNF65

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to [TBD]% of the principal amount of the notes, or [$TBD] per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated February 10, 2009, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023309/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Barclays Wealth, the wealth management division of Barclays Capital Inc., may sell the Notes to certain of its customers and may receive compensation from Barclays Bank PLC in this capacity, which may create a potential conflict of interest. Barclays Wealth is not acting as your agent or investment adviser, and is not representing you in any capacity in connection with your purchase of the Notes—Barclays Wealth, the wealth management division of Barclays Capital Inc., may arrange for the sale of the Notes to certain of its clients. In doing so, Barclays Wealth will be acting as agent for Barclays Bank PLC and may receive compensation from Barclays Bank PLC in the form of

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discounts and commissions. The role of Barclays Wealth as a provider of certain services to such customers and as agent for Barclays Bank PLC in connection with the distribution of the Notes to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth is not acting as your agent or investment adviser, and is not representing you in any capacity with respect to any purchase of Notes by you. Barclays Wealth is acting solely as agent for Barclays Bank PLC. If you are considering whether to invest in the Notes through Barclays Wealth, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

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Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the

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Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

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If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

Delivery of the Notes of a particular series may be made against payment for the Notes more than three business days following the pricing date for those Notes (that is, a particular series of Notes may have a settlement cycle that is longer than “T+3”). For considerations relating to an offering of Notes with a settlement cycle longer than T+3, see “Plan of Distribution” in the prospectus supplement.

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Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation (the “Company”) is a gold mining company. The Company is governed by the Business Corporations Act (Ontario) resulting from the amalgamation, effective July 14, 1984 under the laws of the Province of Ontario, of Camflo Mines Limited, Bob-Clare Investments Limited and the former Barrick Resources Corporation.

The Company entered the gold mining business in 1983 and has operating mines or projects in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania. The Company’s principal products and sources of earnings are gold and copper.

Through a combination of acquisitions and its exploration program, the Company has a project pipeline consisting of ten projects at varying stages of development. The successful development of the Company’s projects is expected to have a significant impact the Company’s future operations. Reflecting higher activity at its Reko Diq, Kabanga, Sedibelo, Cerro Casale and Kainantu projects, the Company expects its 2009 project and development expenses to increase from 2008.

In 2006, Barrick completed the acquisition of Placer Dome, which included twelve mines and four projects. In connection with the acquisition of Placer Dome, Barrick completed the sale to Goldcorp Inc. of all of Placer Dome’s Canadian properties and operations, including all historic mining, reclamation and exploration properties, Placer Dome’s interest in the La Coipa mine in Chile, and a 40% interest in the Pueblo Viejo project. Barrick sold its interest in the South Deep mine, acquired in connection with the Placer Dome acquisition, in late 2006. In 2007, Barrick expanded its projects through the acquisition of a 51% interest in the Cerro Casale copper-gold deposit in Chile, and a package of exploration licenses in Papua New Guinea from Highlands Pacific. Barrick increased its interest in the Porgera mine from 75% to 95%. In 2008, Barrick increased its ownership in the Cortez property from 60% to 100%. In 2008, Barrick acquired all of the issued and outstanding shares of Cadence Energy Inc. including the oil and gas assets at Sturgeon Lake, Alberta from Daylight Resources Trust. The Cadence Energy Inc. and Daylight Resources Trust acquisitions together comprise Barrick Energy Inc. (formerly Cadence Energy Inc.) (“Barrick Energy”). In January 2009, Barrick entered into an agreement to acquire an additional 50% interest in the Hemlo property from Teck Cominco Limited in order to consolidate Barrick’s 100% ownership of the Hemlo property.

The Company’s head and registered office is located at Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3700, Toronto, Ontario, M5J 2S1.

The linked share’s SEC file number is 001-9059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$21.13	$16.67	$18.83
December 31, 2003	$23.15	$18.35	$22.71
March 31, 2004	$23.89	$19.15	$23.78
June 30, 2004	$24.15	$18.07	$19.75
September 30, 2004	$21.15	$18.14	$21.04
December 31, 2004	$25.52	$20.17	$24.22
March 31, 2005	$26.32	$21.27	$23.96
June 30, 2005	$25.90	$21.09	$25.03
September 30, 2005	$29.95	$23.35	$29.05
December 30, 2005	$29.12	$24.58	$27.87
March 31, 2006	$32.14	$25.13	$27.24
June 30, 2006	$35.93	$26.70	$29.60
September 29, 2006	$34.47	$27.61	$30.72
December 29, 2006	$31.63	$27.64	$30.70
March 30, 2007	$32.56	$26.94	$28.55
June 29, 2007	$31.48	$27.71	$29.07
September 28, 2007	$41.13	$28.94	$40.28
December 31, 2007	$47.71	$37.05	$42.05
March 31, 2008	$54.74	$41.54	$43.45
June 30, 2008	$46.20	$37.00	$45.50
September 30, 2008	$52.47	$26.03	$36.74
December 31, 2008	$39.23	$17.95	$36.77
March 31, 2009	$40.90	$25.54	$32.42
June 30, 2009	$38.96	$27.09	$33.55
July 13, 2009*	$35.54	$30.67	$31.99

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ABX

Initial price: $31.99

Protection level: 75.00%

Protection price: $23.99

Physical delivery amount: 31($1,000/Initial price)

Fractional shares: 0.259769

Coupon: 13.50% per annum

Maturity: January 26, 2010

Dividend yield: 1.22% per annum

Coupon amount monthly: $11.25

FWP-7

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.61%
+ 90%	6.75%		90.61%
+ 80%	6.75%		80.61%
+ 70%	6.75%		70.61%
+ 60%	6.75%		60.61%
+ 50%	6.75%		50.61%
+ 40%	6.75%		40.61%
+ 30%	6.75%		30.61%
+ 20%	6.75%		20.61%
+ 10%	6.75%		10.61%
+ 5%	6.75%		5.61%

0%	6.75%		0.61%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-4.39%
- 10%	6.75%	-3.25%	-9.39%
- 20%	6.75%	-13.25%	-19.39%
- 30%	N/A	-23.25%	-29.39%
- 40%	N/A	-33.25%	-39.39%
- 50%	N/A	-43.25%	-49.39%
- 60%	N/A	-53.25%	-59.39%
- 70%	N/A	-63.25%	-69.39%
- 80%	N/A	-73.25%	-79.39%
- 90%	N/A	-83.25%	-89.39%
- 100%	N/A	-93.25%	-99.39%

FWP-8

Aetna Inc.

According to publicly available information, Aetna Inc. (the “Company”) is a diversified health care benefits company. The Company offers a broad range of traditional and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities and health care management services for Medicaid plans. Its customers include employer groups, individuals, college students, part-time and hourly workers, health plans, governmental units, government-sponsored plans, labor groups and expatriates.

The linked share’s SEC file number is 1-16095.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$17.50	$13.17	$15.26
December 31, 2003	$17.08	$13.70	$16.90
March 31, 2004	$22.60	$16.41	$22.43
June 30, 2004	$23.77	$19.20	$21.25
September 30, 2004	$24.99	$19.51	$24.98
December 31, 2004	$31.89	$20.68	$31.19
March 31, 2005	$38.67	$29.96	$37.48
June 30, 2005	$43.24	$33.70	$41.41
September 30, 2005	$43.31	$37.14	$43.07
December 30, 2005	$49.68	$40.00	$47.16
March 31, 2006	$52.48	$44.33	$49.14
June 30, 2006	$50.02	$35.00	$39.93
September 29, 2006	$41.59	$30.94	$39.55
December 29, 2006	$43.90	$38.22	$43.18
March 30, 2007	$46.60	$40.31	$43.79
June 29, 2007	$53.43	$43.52	$49.40
September 28, 2007	$54.96	$46.49	$54.27
December 31, 2007	$60.00	$52.00	$57.73
March 31, 2008	$59.44	$39.61	$42.09
June 30, 2008	$47.54	$39.48	$40.53
September 30, 2008	$44.63	$34.00	$36.11
December 31, 2008	$39.06	$14.22	$28.50
March 31, 2009	$34.86	$18.66	$24.33
June 30, 2009	$28.15	$21.56	$25.05
July 13, 2009*	$26.71	$23.75	$26.33

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AET

Initial price: $26.33

Protection level: 70.00%

Protection price: $18.43

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.979491

Coupon: 15.50% per annum

Maturity: January 26, 2010

Dividend yield: 0.15% per annum

Coupon amount monthly: $12.92

FWP-9

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.08%
+ 90%	7.75%		90.08%
+ 80%	7.75%		80.08%
+ 70%	7.75%		70.08%
+ 60%	7.75%		60.08%
+ 50%	7.75%		50.08%
+ 40%	7.75%		40.08%
+ 30%	7.75%		30.08%
+ 20%	7.75%		20.08%
+ 10%	7.75%		10.08%
+ 5%	7.75%		5.08%

0%	7.75%		0.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-4.92%
- 10%	7.75%	-2.25%	-9.92%
- 20%	7.75%	-12.25%	-19.92%
- 30%	7.75%	-22.25%	-29.92%
- 40%	N/A	-32.25%	-39.92%
- 50%	N/A	-42.25%	-49.92%
- 60%	N/A	-52.25%	-59.92%
- 70%	N/A	-62.25%	-69.92%
- 80%	N/A	-72.25%	-79.92%
- 90%	N/A	-82.25%	-89.92%
- 100%	N/A	-92.25%	-99.92%

FWP-10

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 38,500 producing oil and natural gas wells that are currently producing approximately 2.2 billion cubic feet equivalent, or bcfe, per day, 92% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2008, 37% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$10.97	$9.17	$10.78
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009	$24.66	$16.45	$19.83
July 13, 2009*	$20.45	$16.92	$18.23

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $18.23

Protection level: 65.00%

Protection price: $11.85

Physical delivery amount: 54($1,000/Initial price)

Fractional shares: 0.854635

Coupon: 15.00% per annum

Maturity: January 26, 2010

Dividend yield: 1.64% per annum

Coupon amount monthly: $12.50

FWP-11

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.82%
+ 90%	7.50%		90.82%
+ 80%	7.50%		80.82%
+ 70%	7.50%		70.82%
+ 60%	7.50%		60.82%
+ 50%	7.50%		50.82%
+ 40%	7.50%		40.82%
+ 30%	7.50%		30.82%
+ 20%	7.50%		20.82%
+ 10%	7.50%		10.82%
+ 5%	7.50%		5.82%

0%	7.50%		0.82%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-4.18%
- 10%	7.50%	-2.50%	-9.18%
- 20%	7.50%	-12.50%	-19.18%
- 30%	7.50%	-22.50%	-29.18%
- 40%	N/A	-32.50%	-39.18%
- 50%	N/A	-42.50%	-49.18%
- 60%	N/A	-52.50%	-59.18%
- 70%	N/A	-62.50%	-69.18%
- 80%	N/A	-72.50%	-79.18%
- 90%	N/A	-82.50%	-89.18%
- 100%	N/A	-92.50%	-99.18%

FWP-12

CSX Corporation

According to publicly available information, CSX Corporation (the “Company”) is one of the nation’s leading transportation companies. Based in Jacksonville, Florida, Surface Transportation, which includes the Company’s rail and intermodal businesses, provides rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.

The Company’s principal operating company, CSX Transportation Inc., provides a crucial link to the transportation supply chain through its approximately 21,000 route mile rail network, which serves every major population center in 23 states east of the Mississippi River, the District of Columbia, and the Canadian provinces of Ontario and Quebec. It serves 70 ocean, river and lake ports along the Atlantic and Gulf Coasts, the Mississippi River, the Great Lakes and the St. Lawrence Seaway. CSXT also serves thousands of production and distribution facilities through track connections to more than 230 short-line and regional railroads.

The linked share’s SEC file number is: 001-08022.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$16.50	$14.46	$14.63
December 31, 2003	$18.15	$14.54	$17.97
March 31, 2004	$18.13	$14.40	$15.15
June 30, 2004	$16.61	$14.64	$16.39
September 30, 2004	$17.14	$14.98	$16.60
December 31, 2004	$20.23	$16.55	$20.04
March 31, 2005	$21.76	$18.45	$20.83
June 30, 2005	$22.05	$19.01	$21.33
September 30, 2005	$23.45	$21.24	$23.24
December 30, 2005	$25.80	$21.35	$25.39
March 31, 2006	$30.20	$24.29	$29.90
June 30, 2006	$37.33	$30.06	$35.22
September 29, 2006	$35.58	$28.60	$32.83
December 29, 2006	$38.28	$32.51	$34.43
March 30, 2007	$42.53	$33.50	$40.05
June 29, 2007	$47.38	$39.36	$45.08
September 28, 2007	$51.88	$38.09	$42.73
December 31, 2007	$46.49	$40.17	$43.98
March 31, 2008	$58.10	$39.87	$56.07
June 30, 2008	$70.69	$55.04	$62.81
September 30, 2008	$69.48	$50.51	$54.57
December 31, 2008	$54.57	$30.01	$32.47
March 31, 2009	$36.82	$20.71	$25.85
June 30, 2009	$36.57	$25.09	$34.63
July 13, 2009*	$35.90	$30.26	$32.54

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSX

Initial price: $32.54

Protection level: 70.00%

Protection price: $22.78

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.731407

Coupon: 13.75% per annum

Maturity: January 26, 2010

Dividend yield: 2.55% per annum

Coupon amount monthly: $11.46

FWP-13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.875%		101.28%
+ 90%	6.875%		91.28%
+ 80%	6.875%		81.28%
+ 70%	6.875%		71.28%
+ 60%	6.875%		61.28%
+ 50%	6.875%		51.28%
+ 40%	6.875%		41.28%
+ 30%	6.875%		31.28%
+ 20%	6.875%		21.28%
+ 10%	6.875%		11.28%
+ 5%	6.875%		6.28%

0%	6.875%		1.28%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.875%	1.875%	-3.72%
- 10%	6.875%	-3.125%	-8.72%
- 20%	6.875%	-13.12%	-18.72%
- 30%	6.875%	-23.125%	-28.72%
- 40%	N/A	-33.125%	-38.72%
- 50%	N/A	-43.125%	-48.72%
- 60%	N/A	-53.125%	-58.72%
- 70%	N/A	-63.125%	-68.72%
- 80%	N/A	-73.125%	-78.72%
- 90%	N/A	-83.125%	-88.72%
- 100%	N/A	-93.125%	-98.72%

FWP-14

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding, nutrient management and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment and supplies. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape and nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
March 31, 2009	$46.73	$24.52	$32.87
June 30, 2009	$47.98	$31.88	$39.95
July 13, 2009*	$41.25	$34.91	$36.59

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $36.59

Protection level: 70.00%

Protection price: $25.61

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.329872

Coupon: 12.75% per annum

Maturity: January 26, 2010

Dividend yield: 3.07% per annum

Coupon amount monthly: $10.63

FWP-15

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		101.54%
+ 90%	6.375%		91.54%
+ 80%	6.375%		81.54%
+ 70%	6.375%		71.54%
+ 60%	6.375%		61.54%
+ 50%	6.375%		51.54%
+ 40%	6.375%		41.54%
+ 30%	6.375%		31.54%
+ 20%	6.375%		21.54%
+ 10%	6.375%		11.54%
+ 5%	6.375%		6.54%

0%	6.375%		1.54%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-3.46%
- 10%	6.375%	-3.625%	-8.46%
- 20%	6.375%	-13.625%	-18.46%
- 30%	6.375%	-23.625%	-28.46%
- 40%	N/A	-33.625%	-38.46%
- 50%	N/A	-43.625%	-48.46%
- 60%	N/A	-53.625%	-58.46%
- 70%	N/A	-63.625%	-68.46%
- 80%	N/A	-73.625%	-78.46%
- 90%	N/A	-83.625%	-88.46%
- 100%	N/A	-93.625%	-98.46%

FWP-16

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling rigs, the Ocean Scepter and the Ocean Shield, under construction at shipyards in Brownsville, Texas and Singapore, respectively. The Company expects delivery of both of these rigs during the second quarter of 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
March 30, 2007	$87.90	$73.50	$80.95
June 29, 2007	$107.29	$80.63	$101.56
September 28, 2007	$115.75	$86.06	$113.29
December 31, 2007	$149.30	$103.36	$142.00
March 31, 2008	$142.37	$102.93	$116.40
June 30, 2008	$147.69	$113.30	$139.14
September 30, 2008	$143.25	$95.18	$103.06
December 31, 2008	$102.79	$54.52	$58.94
March 31, 2009	$71.49	$53.31	$62.86
June 30, 2009	$94.05	$61.25	$83.05
July 13, 2009*	$84.86	$74.43	$78.82

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $78.82

Protection level: 75.00%

Protection price: $59.12

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.687135

Coupon: 13.25% per annum

Maturity: January 26, 2010

Dividend yield: 9.24% per annum

Coupon amount monthly: $11.04

FWP-17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		104.62%
+ 90%	6.625%		94.62%
+ 80%	6.625%		84.62%
+ 70%	6.625%		74.62%
+ 60%	6.625%		64.62%
+ 50%	6.625%		54.62%
+ 40%	6.625%		44.62%
+ 30%	6.625%		34.62%
+ 20%	6.625%		24.62%
+ 10%	6.625%		14.62%
+ 5%	6.625%		9.62%

0%	6.625%		4.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-0.38%
- 10%	6.625%	-3.375%	-5.38%
- 20%	6.625%	-13.375%	-15.38%
- 30%	N/A	-23.375%	-25.38%
- 40%	N/A	-33.375%	-35.38%
- 50%	N/A	-43.375%	-45.38%
- 60%	N/A	-53.375%	-55.38%
- 70%	N/A	-63.375%	-65.38%
- 80%	N/A	-73.375%	-75.38%
- 90%	N/A	-83.375%	-85.38%
- 100%	N/A	-93.375%	-95.38%

FWP-18

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants—each with four production lines—at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 28, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
September 30, 2008	$301.30	$176.07	$188.91
December 31, 2008	$202.88	$85.28	$137.96
March 31, 2009	$165.20	$100.93	$132.70
June 30, 2009	$207.51	$129.90	$162.12
July 13, 2009*	$163.64	$139.90	$145.79

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $145.79

Protection level: 65.00%

Protection price: $94.76

Physical delivery amount: 6($1,000/Initial price)

Fractional shares: 0.859181

Coupon: 15.75% per annum

Maturity: January 26, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.13

FWP-19

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.875%		100.00%
+ 90%	7.875%		90.00%
+ 80%	7.875%		80.00%
+ 70%	7.875%		70.00%
+ 60%	7.875%		60.00%
+ 50%	7.875%		50.00%
+ 40%	7.875%		40.00%
+ 30%	7.875%		30.00%
+ 20%	7.875%		20.00%
+ 10%	7.875%		10.00%
+ 5%	7.875%		5.00%

0%	7.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.875%	2.875%	-5.00%
- 10%	7.875%	-2.125%	-10.00%
- 20%	7.875%	-12.125%	-20.00%
- 30%	7.875%	-22.125%	-30.00%
- 40%	N/A	-32.125%	-40.00%
- 50%	N/A	-42.125%	-50.00%
- 60%	N/A	-52.125%	-60.00%
- 70%	N/A	-62.125%	-70.00%
- 80%	N/A	-72.125%	-80.00%
- 90%	N/A	-82.125%	-90.00%
- 100%	N/A	-92.125%	-100.00%

FWP-20

General Electric Company

According to publicly available information, General Electric Company (the “Company”) is one of the largest and most diversified technology, media, and financial services corporations in the world. With products and services ranging from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products, the Company serves customers in more than 100 countries and employs more than 300,000 people worldwide.

The Company’s operating segments include Infrastructure, Commercial Finance, GE Money, Healthcare, NBC Universal and Industrial.

The Company’s executive offices are located at 3135 Easton Turnpike, Fairfield, CT 06828-0001.

The linked share’s SEC file number is: 001-00035.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$32.18	$26.90	$29.81
December 31, 2003	$31.30	$27.37	$30.98
March 31, 2004	$34.56	$28.88	$30.52
June 30, 2004	$33.49	$29.55	$32.40
September 30, 2004	$34.53	$31.43	$33.58
December 31, 2004	$37.72	$32.66	$36.50
March 31, 2005	$36.88	$34.97	$36.06
June 30, 2005	$37.34	$34.15	$34.65
September 30, 2005	$35.78	$32.85	$33.67
December 30, 2005	$36.33	$32.67	$35.05
March 31, 2006	$35.55	$32.22	$34.78
June 30, 2006	$35.24	$32.78	$32.96
September 29, 2006	$35.65	$32.06	$35.30
December 29, 2006	$38.49	$34.62	$37.21
March 30, 2007	$38.28	$33.90	$35.36
June 29, 2007	$39.77	$34.55	$38.28
September 28, 2007	$42.07	$36.20	$41.40
December 31, 2007	$42.15	$36.07	$37.07
March 31, 2008	$37.74	$31.65	$37.01
June 30, 2008	$38.52	$26.16	$26.69
September 30, 2008	$30.39	$22.19	$25.50
December 31, 2008	$25.75	$12.58	$16.20
March 31, 2009	$17.22	$5.87	$10.11
June 30, 2009	$14.55	$9.80	$11.72
July 13, 2009*	$11.90	$10.50	$11.46

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GE

Initial price: $11.46

Protection level: 70.00%

Protection price: $8.02

Physical delivery amount: 87($1,000/Initial price)

Fractional shares: 0.260035

Coupon: 16.25% per annum

Maturity: January 26, 2010

Dividend yield: 8.88% per annum

Coupon amount monthly: $13.54

FWP-21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.125%		104.44%
+ 90%	8.125%		94.44%
+ 80%	8.125%		84.44%
+ 70%	8.125%		74.44%
+ 60%	8.125%		64.44%
+ 50%	8.125%		54.44%
+ 40%	8.125%		44.44%
+ 30%	8.125%		34.44%
+ 20%	8.125%		24.44%
+ 10%	8.125%		14.44%
+ 5%	8.125%		9.44%

0%	8.125%		4.44%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.125%	3.125%	-0.56%
- 10%	8.125%	-1.875%	-5.56%
- 20%	8.125%	-11.875%	-15.56%
- 30%	8.125%	-21.875%	-25.56%
- 40%	N/A	-31.875%	-35.56%
- 50%	N/A	-41.875%	-45.56%
- 60%	N/A	-51.875%	-55.56%
- 70%	N/A	-61.875%	-65.56%
- 80%	N/A	-71.875%	-75.56%
- 90%	N/A	-81.875%	-85.56%
- 100%	N/A	-91.875%	-95.56%

FWP-22

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. The Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$15.10	$10.92	$13.96
December 31, 2003	$18.50	$13.43	$15.95
March 31, 2004	$16.45	$12.89	$14.81
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 28, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
June 30, 2008	$47.75	$33.83	$46.17
September 30, 2008	$52.60	$24.73	$31.63
December 31, 2008	$33.84	$13.99	$31.53
March 31, 2009	$35.47	$23.03	$33.32
June 30, 2009	$40.75	$26.72	$34.75
July 13, 2009*	$36.87	$31.84	$33.53

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $33.53

Protection level: 70.00%

Protection price: $23.47

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.824038

Coupon: 12.50% per annum

Maturity: January 26, 2010

Dividend yield: 0.58% per annum

Coupon amount monthly: $10.42

FWP-23

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.29%
+ 90%	6.25%		90.29%
+ 80%	6.25%		80.29%
+ 70%	6.25%		70.29%
+ 60%	6.25%		60.29%
+ 50%	6.25%		50.29%
+ 40%	6.25%		40.29%
+ 30%	6.25%		30.29%
+ 20%	6.25%		20.29%
+ 10%	6.25%		10.29%
+ 5%	6.25%		5.29%

0%	6.25%		0.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.71%
- 10%	6.25%	-3.75%	-9.71%
- 20%	6.25%	-13.75%	-19.71%
- 30%	6.25%	-23.75%	-29.71%
- 40%	N/A	-33.75%	-39.71%
- 50%	N/A	-43.75%	-49.71%
- 60%	N/A	-53.75%	-59.71%
- 70%	N/A	-63.75%	-69.71%
- 80%	N/A	-73.75%	-79.71%
- 90%	N/A	-83.75%	-89.71%
- 100%	N/A	-93.75%	-99.71%

FWP-24

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

As of November 28, 2008, the Company operated offices in over 30 countries and 43% of its 30,067 employees were based outside the United States. In 2008, the Company derived 30% of its net revenues outside of the Americas.

The Company is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, the Company converted from a partnership to a corporation and completed an initial public offering of its common stock. On September 21, 2008, the Company became a bank holding company regulated by the Board of Governors of the Federal Reserve System (Federal Reserve Board) under the U.S. Bank Holding Company Act of 1956 (BHC Act). The Company’s depository institution subsidiary, Goldman Sachs Bank USA (GS Bank USA), became a New York State-chartered bank on November 28, 2008.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$93.74	$82.40	$83.90
December 31, 2003	$100.00	$84.30	$98.73
March 31, 2004	$109.29	$96.15	$104.35
June 30, 2004	$107.50	$87.70	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.77	$102.02
September 30, 2005	$121.70	$102.16	$121.58
December 30, 2005	$134.94	$110.35	$127.71
March 31, 2006	$159.62	$124.25	$156.96
June 30, 2006	$169.31	$136.90	$150.43
September 29, 2006	$171.15	$139.00	$169.17
December 29, 2006	$206.39	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.94	$203.29	$216.75
September 28, 2007	$225.76	$157.38	$216.74
December 31, 2007	$250.70	$197.10	$215.05
March 31, 2008	$215.05	$140.27	$165.39
June 30, 2008	$203.30	$161.22	$174.90
September 30, 2008	$190.00	$86.85	$128.00
December 31, 2008	$142.00	$47.44	$84.39
March 31, 2009	$115.64	$59.13	$106.02
June 30, 2009	$151.17	$103.95	$147.44
July 13, 2009*	$149.85	$135.24	$149.44

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GS

Initial price: $149.44

Protection level: 70.00%

Protection price: $104.61

Physical delivery amount: 6($1,000/Initial price)

Fractional shares: 0.691649

Coupon: 10.75% per annum

Maturity: January 26, 2010

Dividend yield: 1.02% per annum

Coupon amount monthly: $8.96

FWP-25

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.51%
+ 90%	5.375%		90.51%
+ 80%	5.375%		80.51%
+ 70%	5.375%		70.51%
+ 60%	5.375%		60.51%
+ 50%	5.375%		50.51%
+ 40%	5.375%		40.51%
+ 30%	5.375%		30.51%
+ 20%	5.375%		20.51%
+ 10%	5.375%		10.51%
+ 5%	5.375%		5.51%

0%	5.375%		0.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.49%
- 10%	5.375%	-4.625%	-9.49%
- 20%	5.375%	-14.625%	-19.49%
- 30%	5.375%	-24.625%	-29.49%
- 40%	N/A	-34.625%	-39.49%
- 50%	N/A	-44.625%	-49.49%
- 60%	N/A	-54.625%	-59.49%
- 70%	N/A	-64.625%	-69.49%
- 80%	N/A	-74.625%	-79.49%
- 90%	N/A	-84.625%	-89.49%
- 100%	N/A	-94.625%	-99.49%

FWP-26

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $2.2 trillion in assets, $166.9 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 001-05805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
March 31, 2009	$31.64	$14.96	$26.58
June 30, 2009	$38.94	$25.32	$34.11
July 13, 2009*	$34.71	$31.59	$34.71

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $34.71

Protection level: 70.00%

Protection price: $24.30

Physical delivery amount: 28($1,000/Initial price)

Fractional shares: 0.810141

Coupon: 14.00% per annum

Maturity: January 26, 2010

Dividend yield: 2.47% per annum

Coupon amount monthly: $11.67

FWP-27

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		101.24%
+ 90%	7.00%		91.24%
+ 80%	7.00%		81.24%
+ 70%	7.00%		71.24%
+ 60%	7.00%		61.24%
+ 50%	7.00%		51.24%
+ 40%	7.00%		41.24%
+ 30%	7.00%		31.24%
+ 20%	7.00%		21.24%
+ 10%	7.00%		11.24%
+ 5%	7.00%		6.24%

0%	7.00%		1.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-3.76%
- 10%	7.00%	-3.00%	-8.76%
- 20%	7.00%	-13.00%	-18.76%
- 30%	7.00%	-23.00%	-28.76%
- 40%	N/A	-33.00%	-38.76%
- 50%	N/A	-43.00%	-48.76%
- 60%	N/A	-53.00%	-58.76%
- 70%	N/A	-63.00%	-68.76%
- 80%	N/A	-73.00%	-78.76%
- 90%	N/A	-83.00%	-88.76%
- 100%	N/A	-93.00%	-98.76%

FWP-28

Schlumberger Limited

According to publicly available information, Schlumberger Limited operates as an oilfield services company in the United States and internationally. It operates in two segments, Oilfield Services and WesternGeco. The Oilfield Services segment provides technology, project management, and information solutions to the oil and gas exploration and production industry. This segment offers wireline technologies comprising open-hole and cased-hole services; directional-drilling, measurement-while-drilling, and logging-while-drilling services; exploration and production pressure and flow-rate measurement services at the surface and downhole; and services used during oil and gas well drilling and completion. It also offers various services that are used to maintain production throughout the life of a well; well completion services and equipment; artificial lift; data and consulting services; and information solutions, including consulting, software, information management, and IT infrastructure products and services that support core oil and gas industry operational processes. The WesternGeco segment provides reservoir imaging, monitoring, and development services, as well as operates seismic crews and data processing centers, and multi-client seismic library. This segment’s services range from 3D and time-lapse (4D) seismic surveys to multi-component surveys for delineating prospects and reservoir management. The company was founded in 1927 and is based in Houston, Texas with additional offices in Hague, The Netherlands and Paris, France.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 30, 2008	$111.91	$73.53	$78.09
December 31, 2008	$78.00	$37.24	$42.33
March 31, 2009	$49.25	$35.05	$40.62
June 30, 2009	$63.78	$39.13	$54.11
July 13, 2009*	$55.73	$48.13	$50.99

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $50.99

Protection level: 70.00%

Protection price: $35.69

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.611689

Coupon: 12.25% per annum

Maturity: January 26, 2010

Dividend yield: 1.63% per annum

Coupon amount monthly: $10.21

FWP-29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.82%
+ 90%	6.125%		90.82%
+ 80%	6.125%		80.82%
+ 70%	6.125%		70.82%
+ 60%	6.125%		60.82%
+ 50%	6.125%		50.82%
+ 40%	6.125%		40.82%
+ 30%	6.125%		30.82%
+ 20%	6.125%		20.82%
+ 10%	6.125%		10.82%
+ 5%	6.125%		5.82%

0%	6.125%		0.82%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.18%
- 10%	6.125%	-3.875%	-9.18%
- 20%	6.125%	-13.875%	-19.18%
- 30%	6.125%	-23.875%	-29.18%
- 40%	N/A	-33.875%	-39.18%
- 50%	N/A	-43.875%	-49.18%
- 60%	N/A	-53.875%	-59.18%
- 70%	N/A	-63.875%	-69.18%
- 80%	N/A	-73.875%	-79.18%
- 90%	N/A	-83.875%	-89.18%
- 100%	N/A	-93.875%	-99.18%

FWP-30

Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (the “Company”) is an independent energy company primarily focused on natural gas. The Company’s primary business is the exploration, development and production of natural gas and crude oil within the United States, with operations principally located in Arkansas, Oklahoma, Texas, and New Mexico. The Company is also focused on creating and capturing additional value at and beyond the wellhead through its established natural gas distribution and marketing businesses and its expanding gathering activities. The Company’s marketing and gas gathering businesses are collectively referred to as its Midstream Services. The Company operates principally in three segments: Exploration and Production, Midstream Services and Natural Gas Distribution.

The linked share’s SEC file number is 1-08246.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$2.32	$1.78	$2.26
December 31, 2003	$3.19	$2.27	$2.99
March 31, 2004	$3.11	$2.42	$3.02
June 30, 2004	$3.62	$2.95	$3.58
September 30, 2004	$5.36	$3.65	$5.25
December 31, 2004	$6.93	$5.06	$6.34
March 31, 2005	$7.89	$5.55	$7.10
June 30, 2005	$11.93	$6.72	$11.75
September 30, 2005	$18.72	$12.00	$18.35
December 30, 2005	$20.89	$15.60	$17.97
March 31, 2006	$22.13	$14.47	$16.10
June 30, 2006	$20.59	$11.85	$15.58
September 29, 2006	$19.18	$13.88	$14.94
December 29, 2006	$21.48	$13.62	$17.53
March 30, 2007	$20.82	$15.79	$20.49
June 29, 2007	$25.26	$20.38	$22.25
September 28, 2007	$23.23	$17.84	$20.93
December 31, 2007	$28.50	$20.85	$27.86
March 31, 2008	$35.39	$23.77	$33.69
June 30, 2008	$49.45	$32.96	$47.61
September 30, 2008	$52.46	$27.04	$30.54
December 31, 2008	$39.08	$19.05	$28.97
March 31, 2009	$35.48	$25.33	$29.69
June 30, 2009	$46.47	$28.90	$38.85
July 13, 2009*	$39.59	$34.26	$37.58

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWN

Initial price: $37.58

Protection level: 70.00%

Protection price: $26.31

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.609899

Coupon: 14.00% per annum

Maturity: January 26, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.67

FWP-31

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	7.00%	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

FWP-32

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 28, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
September 30, 2008	$40.74	$28.20	$30.30
December 31, 2008	$30.34	$13.94	$21.64
March 31, 2009	$26.20	$15.71	$17.90
June 30, 2009	$23.61	$15.89	$16.89
July 13, 2009*	$17.59	$15.29	$16.21

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $16.21

Protection level: 70.00%

Protection price: $11.35

Physical delivery amount: 61($1,000/Initial price)

Fractional shares: 0.690315

Coupon: 13.25% per annum

Maturity: January 26, 2010

Dividend yield: 3.68% per annum

Coupon amount monthly: $11.04

FWP-33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		101.84%
+ 90%	6.625%		91.84%
+ 80%	6.625%		81.84%
+ 70%	6.625%		71.84%
+ 60%	6.625%		61.84%
+ 50%	6.625%		51.84%
+ 40%	6.625%		41.84%
+ 30%	6.625%		31.84%
+ 20%	6.625%		21.84%
+ 10%	6.625%		11.84%
+ 5%	6.625%		6.84%

0%	6.625%		1.84%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-3.16%
- 10%	6.625%	-3.375%	-8.16%
- 20%	6.625%	-13.375%	-18.16%
- 30%	6.625%	-23.375%	-28.16%
- 40%	N/A	-33.375%	-38.16%
- 50%	N/A	-43.375%	-48.16%
- 60%	N/A	-53.375%	-58.16%
- 70%	N/A	-63.375%	-68.16%
- 80%	N/A	-73.375%	-78.16%
- 90%	N/A	-83.375%	-88.16%
- 100%	N/A	-93.375%	-98.16%

FWP-34

United States Steel Corporation

According to publicly available information, the Financial Select Sector SPDR Fund (the “Fund”) is an exchange-traded fund. The Select Sector SPDR Trust (the “Trust”) is a registered investment company that consists of nine separate investment portfolios, including the Fund.

The Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. The Financial Select Sector Index includes companies from the following industries: diversified financial services; insurance; commercial banks; capital markets; real estate investment trusts; thrift & mortgage finance; consumer finance; and real estate management & development.

Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$20.05	$15.11	$18.38
December 31, 2003	$37.00	$18.54	$35.02
March 31, 2004	$40.15	$31.40	$37.27
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 28, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
September 30, 2008	$180.57	$68.63	$77.61
December 31, 2008	$77.92	$20.73	$37.20
March 31, 2009	$41.30	$16.66	$21.13
June 30, 2009	$43.15	$20.18	$35.74
July 13, 2009*	$36.77	$29.36	$31.64

*	High, low and closing prices are for the period starting July 1, 2009 and ending July 13, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $31.64

Protection level: 65.00%

Protection price: $20.57

Physical delivery amount: 31($1,000/Initial price)

Fractional shares: 0.605563

Coupon: 20.00% per annum

Maturity: January 26, 2010

Dividend yield: 2.93% per annum

Coupon amount monthly: $16.67

FWP-35

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		101.47%
+ 90%	10.00%		91.47%
+ 80%	10.00%		81.47%
+ 70%	10.00%		71.47%
+ 60%	10.00%		61.47%
+ 50%	10.00%		51.47%
+ 40%	10.00%		41.47%
+ 30%	10.00%		31.47%
+ 20%	10.00%		21.47%
+ 10%	10.00%		11.47%
+ 5%	10.00%		6.47%

0%	10.00%		1.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	- 3.53%
- 10%	10.00%	0.00%	- 8.53%
- 20%	10.00%	-10.00%	-18.53%
- 30%	10.00%	-20.00%	-28.53%
- 40%	N/A	-30.00%	-38.53%
- 50%	N/A	-40.00%	-48.53%
- 60%	N/A	-50.00%	-58.53%
- 70%	N/A	-60.00%	-68.53%
- 80%	N/A	-70.00%	-78.53%
- 90%	N/A	-80.00%	-88.53%
- 100%	N/A	-90.00%	-98.53%

FWP-36